Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-270650, 333-261360, 333-266119, and 333-277739) on Form S-8 and the Registration Statement (No. 333-277732) on Form S-3 of our report dated February 25, 2025, relating to the consolidated financial statements of MoneyLion Inc., appearing in this Annual Report on Form 10-K of MoneyLion Inc. for the year ended December 31, 2024.

/s/ RSM US LLP

Austin, Texas

February 25, 2025